EXHIBIT 10.1

ADDENDUM B

to the

PURCHASE & SALE AGREEMENT DATED JANUARY 20, 2008, THE LETTER AGREEMENT DATED FEBRUARY 20, 2008 AND THE ADDENDUM TO THE LETTER AGREEMENT DATED MARCH 25, 2008

made by and between Hollund Industrial Robotics Inc

and

Valor Energy Corp.

(formerly Aquatic Cellulose International Corp.)

Reference is herein made to the Tiger•Lynk Purchase & Sale Agreement dated January 20, 2008, the Letter Agreement dated February 20, 2008 and the Addendum to the Letter Agreement dated March 25, 2008 made by and between Hollund Industrial Robotics Inc, a Canadian corporation (“Buyer”), and AQUATIC CELLULOSE INTERNATIONAL CORP, a Nevada corporation (“Seller”), collectively herein referred to as the “parties”.

This addendum is to document certain adjustments to the method of payment agreed to by the parties.

The parties hereby agree to the following;

1.

The amount owed to Aquatic of $205,000, as of June 24, 2008, shall hereby be amended to $140,000, due and payable according to the following amended terms;

a.

The sum of $30,000 will be paid on or before July 15th 2008.

b.

The sum of $30,000 will be paid on or before Sept 15th 2008.

c.

The remainder of $80,000 will be paid in three payments made on the first of each month starting December 1st 2008, and ending with the last payment on February 1st 2008.

2.

Lonnie Hayward will sign and send original signed copy of the two (2) auditor’s confirmation letters (attached hereto as Exhibit A and B) to Valor Energy 121G Shuswap St. Salmon Arm BC. Canada V1E 4P2.

3.

Lonnie Hayward will transfer all authority and administrative control to any rights regarding valor energy trade marks, trade names or domain names, including valorenergy.com, and provide any information that may be reasonable required for the transfer of such.

4.

As of the signing of this agreement Hollund will no longer be in default under the terms of the agreement.

5.

New Terms of Default: Provided that the payments stipulated in section 1. a. and b. above are made in the timely manner specified, Valor will hereby waive its right to act upon any further payment default until Feb 2, 2009.

Each signatory hereto acknowledges that he/she is authorized to sign on behalf of his or her respective parties.

IN WITNESS WHEREOF, THIS ADDENDUM SHALL BE EFFECTIVE AS OF June 24 2008.

HOLLUND INDUSTRIAL ROBOTICS INC.	VALOR ENERGY CORP. (formerly AQUATIC CELLULOSE INTERNATIONAL CORPORATION)
\S\ Lonnie Hayward \S\Sheridan Westgarde Lonnie Hayward, President Sheridan Westgarde, CEO